EXHIBIT 99.1

N E W S R E L E A SE

For Immediate Release	One American Row
PO Box 5056
Hartford CT 06102-5056
www.phoenixwm.com

Contacts:
Media Relations	Investor Relations
Alice S. Ericson, 860-403-5946	Naomi Baline Kleinman, 860-403-7100
alice.ericson@phoenixwm.com	pnx.ir@phoenixwm.com

The Phoenix Companies, Inc. (NYSE:PNX) Announces Settlement with SEC on Delayed Filings

Hartford, Conn., March 21, 2014 – The Phoenix Companies, Inc. (NYSE:PNX) today announced it has entered into a settlement agreement with the U.S. Securities and Exchange Commission (“SEC”) regarding delayed filings for both the company and its subsidiary, PHL Variable Insurance Company (“PHL Variable”).  The settlement agreement provides that the SEC has instituted and settled administrative proceedings against the company and PHL Variable pursuant to Section 21C of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  Phoenix reported on Jan. 23, 2014 that it had been engaged in discussions with the SEC and had preliminarily agreed to an outline of the terms of a proposed settlement.

In the administrative order filed today, the SEC approved settlement terms that include filing timetables for Phoenix and PHL Variable, civil monetary penalties of $375,000 for each entity, and an order that each entity cease and desist from committing or causing any current or future violations of their respective reporting requirements and comply with the filing timetables set forth below. For Phoenix, the requirements are under Section 13(a) of the Exchange Act and Rules 13a-1 and 13a-13, and for PHL Variable, the requirements are under Section 15(d) of the Exchange Act and Rules 15d-1 and 15d-13.

The timetable for Phoenix’s SEC filings set forth in the administrative order affirms the company’s previously announced intent to file its 2012 Form 10-K by March 31, 2014 and become a timely SEC filer with the filing of its second quarter 2014 Form 10-Q. As detailed below, the timetable provides that the company may file its 2013 Forms 10-Q after filing its 2013 Form 10-K, concurrent with the corresponding 2014 Forms 10-Q.
-more-

The Phoenix Companies, Inc. … 2

FILING TIMETABLE FOR THE PHOENIX COMPANIES, INC. DELAYED REPORTS

Date (By No Later Than)	Phoenix Filing
March 31, 2014	2012 Annual Report on Form 10-K
April 15, 2014	Third Quarter 2012 Form 10-Q
June 4, 2014	2013 Annual Report on Form 10-K
July 15, 2014	First Quarter 2013 Form 10-Q First Quarter 2014 Form 10-Q
Aug. 11, 2014	Second Quarter 2013 Form 10-Q
Nov. 10, 2014	Third Quarter 2013 Form 10-Q

Phoenix expects to timely file its Second Quarter 2014 and Third Quarter 2014 Forms 10-Q by no later than Aug. 11, 2014 and Nov. 10, 2014, respectively.

In addition, the SEC approved the following timetable for PHL Variable’s delayed SEC filings, which follows a similar pattern:

FILING TIMETABLE FOR PHL VARIABLE DELAYED REPORTS

Date (By No Later Than)	PHL Variable Filing
April 15, 2014	2012 Annual Report on Form 10-K
April 30, 2014	Third Quarter 2012 Form 10-Q
July 3, 2014	2013 Annual Report on Form 10-K
Aug. 4, 2014	First Quarter 2013 Form 10-Q First Quarter 2014 Form 10-Q
Sept. 8, 2014	Second Quarter 2013 Form 10-Q Second Quarter 2014 Form 10-Q
Nov. 14, 2014	Third Quarter 2013 Form 10-Q

PHL Variable expects to timely file its Third Quarter 2014 Form 10-Q by no later than Nov. 14, 2014.

The companies’ delays in filing their Third Quarter 2012 Forms 10-Q and subsequent periodic reports are a result of previously reported restatements of financial statements for prior periods.

-more-

The Phoenix Companies, Inc. … 3

ABOUT PHOENIX

The Phoenix Companies, Inc. (NYSE:PNX) helps financial professionals provide solutions, including income strategies and insurance protection, to families and individuals planning for or living in retirement. Founded as a life insurance company in 1851, Phoenix offers products and services designed to meet financial needs in the middle income and mass affluent markets. Its distribution subsidiary, Saybrus Partners, Inc. offers solutions-based sales support to financial professionals and represents Phoenix’s products among key distributors, including independent marketing organizations and brokerage general agencies. Phoenix is headquartered in Hartford, Connecticut, and its principal operating subsidiary, Phoenix Life Insurance Company, has its statutory home office in East Greenbush, New York. PHL Variable Insurance Company has its statutory home in Hartford, Connecticut, and files annual and other periodic reports under the Securities Exchange Act of 1934. For more information, visit www.phoenixwm.com.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The foregoing contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  We intend for these forward-looking statements to be covered by the safe harbor provisions of the federal securities laws relating to forward-looking statements.  These forward-looking statements include statements relating to, or representing management’s beliefs about, our future transactions, strategies, operations and financial results, including, without limitation, our expectation to provide information within anticipated timeframes and potential penalties that may result from failure to timely file statutory financial statements with state insurance regulators, and the Company’s ability to satisfy its requirements under, and maintain the listing of its shares on, the NYSE.   Such forward-looking statements often contain words such as “will,” “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” “is targeting,” “may,” “should” and other similar words or expressions.  Forward-looking statements are made based upon management’s current expectations and beliefs and are not guarantees of future performance.  Our ability to provide updated information about the restatement in the anticipated timeframe, complete the restatement and resume a timely filing schedule with respect to our SEC filings reflecting the restatement is subject to a number of contingencies, including but not limited to, whether we continue to identify errors in our consolidated financial statements, whether existing systems and processes can be timely updated, supplemented or replaced, and the number and complexity of, and periods covered by, the periodic reports that we will have to file with the SEC to reflect the restatement. Our actual business, financial condition or results of operations may differ materially from those suggested by forward-looking statements as a result of risks and uncertainties which include, among others, those risks and uncertainties described in any of our other filings with the SEC.  Certain other factors which may impact our business, financial condition or results of operations or which may cause actual results to differ from such forward-looking statements are discussed or included in our periodic reports filed with the SEC and are available on our website at www.phoenixwm.com under “Investor Relations.”  You are urged to carefully consider all such factors.  We do not undertake or plan to update or revise forward-looking statements to reflect actual results, changes in plans, assumptions, estimates or projections, or other circumstances occurring after the date of this news release, even if such results, changes or circumstances make it clear that any forward-looking information will not be realized.  If we make any future public statements or disclosures which modify or impact any of the forward-looking statements contained in or accompanying this news release, such statements or disclosures will be deemed to modify or supersede such statements in this news release.

###